UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 8, 2022, Acorn MergeCo, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned direct subsidiary of ADTRAN Holdings, Inc. (the “Company”), merged with and into ADTRAN, Inc. (“ADTRAN”), with ADTRAN surviving the merger as a wholly-owned direct subsidiary of the Company (the “Merger”). The Merger was consummated pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated as of August 30, 2021, by and among the Company, ADTRAN, ADVA Optical Networking SE, a company organized and existing under the laws of Germany (“ADVA”), and Merger Sub.

Pursuant to the Business Combination Agreement, the Company made a public offer to exchange each issued and outstanding no-par value bearer share of ADVA, in which each ADVA share tendered and accepted for exchange would be exchanged for 0.8244 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company (the “Exchange Offer” and, together with the Merger, the “Transaction”). The acceptance period for the Exchange Offer ended on February 14, 2022, and on July 6, 2022, the Company announced that all special offer conditions to the consummation of the Exchange Offer had been satisfied. The Exchange Offer was settled on July 15, 2022 (the “Exchange Offer Settlement Date”). The Company owns 33,957,538 bearer shares of ADVA, or 65.43% of ADVA’s outstanding bearer shares, as of the Exchange Offer Settlement Date.

The issuance of shares of Company Common Stock in connection with the Transaction was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (the “Registration Statement”) (File No. 333-259251), which was declared effective by the U.S. Securities and Exchange Commission on December 2, 2021, and which included a proxy statement of ADTRAN for the special meeting of the stockholders of ADTRAN at which ADTRAN’s stockholders voted to adopt the Business Combination Agreement and that also constituted a prospectus for the Company (the “Proxy Statement”).

The foregoing description of the Business Combination Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K, filed on July 8, 2022 and incorporated herein by reference, and the disclosures regarding the Business Combination Agreement and the Transaction in the Proxy Statement.

The Company Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the symbol “ADTN”. The Company Common Stock was also approved for listing on the regulated market segment (regulierter Markt) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous admission to the sub-segment thereof with additional post-admission obligations (Prime Standard) on July 13, 2022 and trades there under the symbol “QH9”.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Brian Protiva, Nikos Theodosopoulos and Johanna Hey were appointed to the Board of Directors of the Company (“Board”), effective as of the Exchange Offer Settlement Date. The Board has determined that Nikos Theodosopoulos and Johanna Hey are each “independent directors” under Nasdaq listing rules. Upon his appointment to the Board, Brian Protiva was also appointed as Vice Chairman. In addition, the Board decided to modify the composition of the audit committee; the nomination and corporate governance committee; the compensation committee; and the environmental, social, and governance committee of the Board, which will be composed as follows, effective as of August 15, 2022:

Audit Committee: H. Fenwick Huss (Chair), Gregory J. McCray, Jacqueline H. Rice, Nikos Theodosopoulos and Johanna Hey.

Nominating and Governance Committee: Jacqueline H. Rice (Chair), H. Fenwick Huss, Gregory J. McCray and Kathryn Walker.

Compensation Committee: Nikos Theodosopoulos (Chair), Gregory J. McCray, H. Fenwick Huss and Balan Nair.

Environmental, Social, and Governance Committee: Kathryn Walker (Chair), H. Fenwick Huss, Nikos Theodosopoulos and Johanna Hey.

Certain Relationships and Related Party Transactions

EGORA Ventures AG (f/k/a EGORA Holding GmbH) and its subsidiaries (“EGORA”) owned 14.37% of ADVA’s outstanding shares as of June 30, 2022 and owned approximately 7.8% of the outstanding shares of Company Common Stock as of the Exchange Offer Settlement Date. EGORA is controlled by Brian Protiva’s family. Brian Protiva owns 42.61% of EGORA (on a fully diluted basis), although investment control resides with managers of EGORA. In addition, his sister, Renée Moore, and his brother, Marc Protiva, own 15.46% and 13.83% of EGORA, respectively, both of whom live separately from Brian Protiva. Brian Protiva disclaims beneficial ownership of the shares of Company Common Stock held by EGORA. Since the beginning of 2021, there have not been any transactions between EGORA and ADVA valued, individually or in the aggregate, in excess of $120,000.

Employment Agreement

On July 13, 2022 (the “Employment Agreement Effective Date”), the Company and ADTRAN, entered into an employment agreement (the “Employment Agreement”) with the Company’s President, Chief Executive Officer and Chairman, Thomas R. Stanton. The Employment Agreement was approved by the Board of the Company upon the recommendation of the Compensation Committee of the Board. Pursuant to the terms of the Employment Agreement, during the term of Mr. Stanton’s employment under the Employment Agreement, Mr. Stanton will serve as the President, Chief Executive Officer and Chairman of the Board of the Company. The Employment Agreement provides for an initial period of employment of two years, which period will automatically renew for successive one-year periods thereafter unless the Company or Mr. Stanton provides written notice, at least ninety (90) days prior to the applicable renewal date, of such party’s intention not to extend the period of employment.

Under the terms of the Employment Agreement, Mr. Stanton’s annual base salary was initially $875,000 and has increased to $1,000,000 effective upon the closing of the Transaction. Mr. Stanton’s base salary shall be subject to periodic review by the Compensation Committee of the Board (the “Compensation Committee”) and may be increased or decreased as determined in such review. Mr. Stanton is also eligible for an annual cash incentive bonus award with a target of 140% of his base salary based on the achievement of performance objectives set by the Compensation Committee, subject to the Compensation Committee’s annual review. Mr. Stanton is also eligible to participate in all executive benefit plans made available to similarly-situated executive officers of the Company and will be reimbursed for his reasonable out-of-pocket business expenses.

In addition, under the terms of the Employment Agreement, Mr. Stanton is entitled to participate in the Company’s equity incentive programs during the term of employment. This participation includes a grant of $4,000,000 of time-based restricted stock units (“RSUs”), which grant was made by the Company on the Employment Agreement Effective Date, with 75% of such RSUs vesting on the 24-month anniversary of the Employment Agreement Effective Date and 6.25% of the RSUs vesting on each of the 27-month, 30-month, 33-month and 36-month anniversaries of the Employment Agreement Effective Date. Additionally, Mr. Stanton will receive from the Company prior to the end of 2022 an award of performance-based restricted stock units (“PSUs”) reflecting a target dollar amount of $2,000,000, on such terms as are provided for under the Employment Agreement. With respect to the 2023 fiscal year and each fiscal year thereafter during the term of employment, Mr. Stanton will receive from the Company a combination of PSUs (with the performance objective of such PSUs to be based on the Company’s relative TSR over a three-year performance period or such other performance criteria as shall be mutually agreed upon by Mr. Stanton and the Compensation Committee) and time-based RSUs, in such amounts and on such terms as are provided for in the Employment Agreement. Additionally, with respect to the 2023 fiscal year and each third fiscal year thereafter during the term of employment, Mr. Stanton will receive PSUs (with the performance objective of such PSUs to be based on the Company’s EBIT or such other performance criteria as shall be mutually agreed upon by Mr. Stanton and the Compensation Committee), in such amounts and on such terms as are provided for in the Employment Agreement.

Under the terms of the Employment Agreement, Mr. Stanton is eligible for specified termination payments and benefits in the event of a termination of Mr. Stanton’s employment (i) due to his death or disability, (ii) by Mr. Stanton for good reason, by the Company without cause, or upon a non-renewal of the term of employment by the Company at the completion of the initial two-year term of employment, (iii) due to Mr. Stanton’s retirement or (iv) in the event of a termination of employment by the Company without cause or by Mr. Stanton for good reason within two years following a change of control of the Company (excluding the Transaction), subject to his execution and non-revocation of a release of claims in the Company’s favor and his compliance with confidentiality, non-competition, non-solicitation, non-disparagement and other covenants, all as more specifically provided for in the Employment Agreement.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements for ADVA as of and for the years ended December 31, 2021, 2020 and 2019 and the unaudited consolidated financial statements for ADVA as of and for the six-months ended June 30, 2022 and June 30, 2021 will be filed by amendment.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information required by Item 9.01(b) of Form 8-K with respect to the Transaction will be filed by amendment.

(d)	Exhibits

The following exhibit is filed with this report:

10.1	Employment Agreement, dated July 13, 2022, by and among ADTRAN Holdings, Inc., ADTRAN, Inc. and Thomas R. Stanton

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2022	ADTRAN HOLDINGS, INC.

	By:	/s/ Michael Foliano
	Name:	Michael Foliano
	Title:	Chief Financial Officer

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